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                                     ARTHUR
                                    ANDERSEN


                                                  Arthur Andersen LLP
                                                  100 East Wisconsin Avenue
                                                  PO Box 1215
                                                  Milwaukee WI 53201-1215
                                                  414 271 5100



     January 3, 1997


     Securities and Exchange Commission
     Washington, D.C. 20549

     We have read Item 4 included in the attached Form 8-K/A Amendment No. 1 to Form 8-K dated December 20, 1996, of Ziegler Leasing Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

     Very truly yours,

     /s/ Arthur Andersen LLP

     ARTHUR ANDERSEN LLP